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                 Exhibit 4.2 - Opis Investors' Rights Agreement

                         OPIS INVESTOR RIGHTS AGREEMENT

         THIS OPIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 30th day of December, 1997, by and among SALESLOGIX CORPORATION, a Delaware corporation (the "Parent"), and the individuals whose names, signatures and addresses appear on the signature page of this Agreement (collectively, the "OPIS Investors").

                                    RECITALS

         A. Parent, OPIS CORPORATION, an Iowa corporation ("OPIS"), and SLX ACQUISITION CORPORATION, an Arizona corporation ("Newco") have simultaneously herewith consummated the transactions contemplated by that certain Plan of Reorganization and Agreement of Merger dated as of December 23, 1997 (the "Merger Agreement"), pursuant to which OPIS will merge with and into Newco in a tax-free reorganization pursuant to Section 368(a)(2)(A) of the Internal Revenue Code of 1986, as amended. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         B. Immediately prior to the effective date of the Merger Agreement, the OPIS Investors own, in the aggregate, one hundred percent (100%) of the issued and outstanding shares of capital stock of OPIS and one hundred percent (100%) of the issued and outstanding options and other rights of any kind (collectively, the "OPIS Options") to purchase shares of capital stock of OPIS.

         C. In exchange for one hundred percent (100%) of the issued and outstanding shares of capital stock of OPIS and one hundred percent (100%) of the OPIS Options, the OPIS Investors will receive in the aggregate: (i) 1,196,256 shares of fully paid and nonassessable Series D Convertible Preferred Stock, $.001 par value (the "Series D Preferred Stock"), newly issued by Parent (the "Minimum Merger Shares"), plus that portion of the Additional Merger Consideration (as that term is defined in Section 2.1(c) of the Merger Agreement), if any, to which the Shareholders shall be entitled (the "Additional Merger Shares, and together with the Minimum Merger Shares, the "Total Merger Shares"), and (ii) the right to purchase 94,284 shares of Series D Preferred Stock (the "Minimum Option Shares") plus that portion of the Additional Merger Consideration, if any, to which the Option Holders shall be entitled, under the terms and conditions set forth in the OPIS Options and herein (the "Additional Option Shares, and together with the Minimum Option Shares, the "Total Option Shares"). The Minimum Merger Shares, the Minimum Option Shares and the Additional Merger Consideration shall be referred to collectively as the "Shares".

         D. Pursuant to the Merger Agreement, certain of the Shares shall be deposited into escrow (the "Escrowed Shares") pursuant to a certain Escrow Agreement ("Escrow Agreement") entered into as of the date hereof between the parties hereto. All Shares deposited into Escrow

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pursuant to the Escrow Agreement shall be subject to the restrictions on transferability described herein.

         E. Parent has previously granted certain registration rights to the holders the Series A and C Preferred Stock of Parent pursuant to that certain Investors' Rights Agreement dated as of January 17, 1996, as amended as of October 14, 1996 and March 24, 1997.

         F. Parent and the OPIS Investors desire that OPIS Investors receive the registration rights set forth in this Agreement and that the Shares be subject to certain restrictions as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

                                    SECTION 1
                         Restrictions on Transferability
                               Registration Rights

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                  "Holder" shall mean any person holding Registrable Securities, including without limitation, the OPIS Investors.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred by Parent in complying with Section 1.6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent which shall be paid in any event by Parent).

                  "Registrable Securities" means (a) any Common Stock of Parent issued or issuable upon conversion of the Shares; (b) any Common Stock issued or issuable in respect of

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other securities issued or issuable with respect to the Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares; and (c) any Common Stock of Parent with respect to which Parent has granted registration rights to others; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
(x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (y) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale. "Registrable Securities" may include the Escrowed Shares, provided that the proceeds from the sale of such Escrowed Shares shall remain subject to the Escrow until qualified for release thereunder.

                  "Restricted Securities" shall mean the securities of Parent required to bear the legend set forth in Section 1.4 hereof.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.2 Right of First Refusal. In the event any Shares or any interest therein, are to be transferred in a bona fide arm's length transaction by an OPIS Investor, voluntarily or involuntarily other than by will or the laws of descent (including, without limitation, any sale, encumbrance, foreclosure or transfer in lieu thereof, or by operation of law, any division of marital property on account of divorce or legal separation being deemed a "transfer" for purposes hereof), such OPIS Investor shall provide to Parent promptly written notice describing in reasonable detail the disposition or transfer, including without limitation the sale price, if any, and date of transfer or disposition, and, whether or not such OPIS Investor provides such notice, Parent (or its nominee) shall have a right of first refusal as follows:

                  (a) such OPIS Investor (or the holder of such Shares if not an OPIS Investor) shall give Parent advance written notice detailing all the terms of the proposed transfer. Parent (or its nominees) shall have the right (but not the obligation), exercisable upon delivery to the transferring shareholder of written notice of acceptance within thirty (30) days following receipt of the notice of proposed transfer described in the preceding sentence, to repurchase all or any of such Shares on the terms and conditions set forth in such notice;

                           (i) provided that the per share purchase price shall
be the price, plus the Fair Market Value of any non-cash consideration, stated in the notice;

                           (ii) provided further that the purchase price shall
be payable, at the election of Parent (or its nominees), either on the terms set forth in the transferor's notice or in installments with interest as set forth in Section 1.2(e). Parent may, at its election, prepay amounts due under this Section, without premium or penalty; and

                           (iii) provided further that if the Board in its good
faith determination believes that the purchase price or terms set forth in the transferor's notice, or both, are not the

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result of a bona fide arm's length transaction, then such matter shall be subject to the dispute resolution procedures set forth in Section 13.5 of the Merger Agreement.

                  (b) The date for consummating such purchase shall be the sixtieth (60th) day following delivery of Parent's (or its nominees') notice of exercise. Failure by Parent (or its nominees) (without default by the transferring shareholder) to close such purchase within the above 60-day period shall give the transferring shareholder the right to transfer such Shares or interest therein on the terms and to the person described in the notice, in compliance with the requirements of Section 1.3 of this Agreement, during the 60 days following expiration of the original 60-day period; provided that the Shares or interest therein to be transferred shall for all purposes remain subject to this Agreement. If the transferring shareholder fails to close the proposed transfer on those terms within such second 60-day period, the proposed transfer shall again be subject to the terms of this Section 1.2. Notwithstanding the foregoing, such Shares may be transferred or retransferred without invoking this right of first refusal between such OPIS Investor and trusts of which such OPIS Investor and/or such OPIS Investor's spouse and/or children are the sole beneficiaries by giving prior written notice certifying such a transfer is to be made; provided that following any such transfer, such Shares shall remain subject to this right of first refusal and all the other provisions of this Agreement.

                  (c) For so long as Parent's right of first refusal set forth in Section 1.2 remains effective, neither any OPIS Investor, nor his/her/its personal representative(s), devisee(s), heir(s), successor(s), or assignee(s) shall sell, assign or otherwise transfer any Shares or interest therein without obtaining the written agreement of the purchaser, assignee or transferee that the Shares remain subject to this repurchase right, and each OPIS Investor agrees that certificates evidencing the Shares may be legended to reflect the foregoing restrictions. Section 1.2 shall terminate and be of no further force or effect automatically upon the closing of an initial public stock offering of Parent's common stock under the Act the result of which is that Parent's common stock is traded, or quoted, as applicable, on a national securities exchange, over the counter on NASDAQ, or through the NASD's National Market System (an "IPO").

                  (d) The term "Fair Market Value" shall be the fair market value of a share of Stock or the fair market value of any other asset, as determined by the Board of Directors of Parent, acting in good faith, which determination shall be subject to the dispute resolution procedures set forth in
Section 13.5 of the Merger Agreement.

                  (e) Payment on exercise by Parent pursuant to this Section 1.3 may be made by an initial payment on the Consummation Date (defined below) equal to 20% of the purchase price, and the balance shall be made in four (4) equal annual installments of principal and accrued interest commencing on the first anniversary of the Consummation Date, and on the next four (4) anniversaries of the Commencement Date. Interest shall commence to accrue from the Consummation Date at the prime rate of interest in effect on the Consummation Date as announced in the Wall Street Journal (or a reasonable substitute publication selected by the Board), and it shall be adjusted annually thereafter to the then-existing Wall Street Journal-announced prime rate (or a reasonable substitute publication selected by the Board of

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Directors of Parent), which adjusted rate of interest shall remain in effect for the entire year then beginning (interim changes in the prime rate during the year being disregarded). The "Consummation Date" for purposes of this Paragraph shall be the sixtieth (60th) day following delivery of Parent's notice of exercise.

         1.3 Other Restrictions. The Shares, as long as they are Restricted Securities, shall not be sold, assigned, pledged, hypothecated or otherwise transferred except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Act. Each OPIS Investor will cause any proposed purchaser, assignee, transferee or pledgee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         1.4 Restrictive Legend. Each certificate representing (a) the Shares and (b) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any other legends required under applicable state securities laws):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

         "THE SHARES EVIDENCED HEREBY ARE CONVERTIBLE AT THE OPTION OF THE HOLDER AT ANY TIME INTO SHARES OF COMMON STOCK OF THE COMPANY AND WILL BE AUTOMATICALLY SO CONVERTED IN CERTAIN SITUATIONS, AT THE RATE OF ONE SHARE OF COMMON STOCK FOR EACH SHARE OF SERIES D PREFERRED STOCK SO SURRENDERED, SUBJECT TO ADJUSTMENT IN CERTAIN CIRCUMSTANCES. A FULL STATEMENT OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THE RESPECTIVE CLASSES AND SERIES OF SHARES OF THE COMPANY AND UPON THE HOLDERS THEREOF ARE SET FORTH IN ARTICLE IV OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED. THE CERTIFICATE OF INCORPORATION MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY UPON REQUEST AND WITHOUT CHARGE."

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         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN
         ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

Each OPIS Investor and Holder consent to Parent making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

         1.5 Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Act covering the proposed transfer and in addition to Holder's notice obligations under Section 1.2 above, the Holder thereof shall give written notice to Parent of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such Holder's expense by either
(a) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to Parent, addressed to Parent, to the effect that the proposed transfer of the Restricted Securities may be effected without registration or qualification under the Act and applicable state "blue sky" statutes, rules and regulations ("Blue Sky Laws"), or (b) a "no action" letter from the Commission and applicable state "blue sky" regulators (the "Regulators") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission or the Regulators that action be taken with respect thereto, or (c) any other evidence reasonably satisfactory to counsel to Parent, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to Parent. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in this Section 1, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and Parent, such legend is not required in order to establish compliance with any provisions of the Act.

         1.6 Company Registration. If (but without any obligation to do so) Parent proposes to register any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than (i) the initial public offering of the Company's securities; (ii) a registration relating solely to the sale of securities to participants in a Parent stock plan; (iii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered); including any registration made pursuant to Section 1.2(a) of that certain Investors' Rights Agreement dated as of January 17, 1996 (as amended as of October 14, 1996 and March

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24, 1997, the "Existing Investors' Rights Agreement."), Parent shall at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by Parent in accordance with Section 2.5, Parent shall, subject to the provisions of Sections 1.8 and 1.10, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

         1.7 Obligations of Parent. Whenever required under Section 1.6 to effect the registration of any Registrable Securities, Parent shall as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120 day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of Parent; and provided further that Parent reserves the right, in its discretion to terminate or delay the registration efforts described in Section 1.6 at any time.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Parent is already subject to service in such jurisdiction and except as may be required by the Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act

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of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Parent are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 1.6, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         1.8 Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to Section 1.6 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.9 Expenses of Company Registration. Parent shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.6 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

         1.10 Underwriting Requirements. In connection with any offering involving an underwriting of Shares of Parent's capital stock, Parent shall not be required under Section 1.6 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between Parent and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters

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determine in their sole discretion will not, jeopardize the success of the offering by Parent. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by Parent that the underwriters determine in their sole discretion is compatible with the success of the offering, then Parent shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities requested to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders, but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of Parent's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of Shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

         1.11 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.12 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.6:

                  (a) To the extent permitted by law, Parent will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Parent of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and Parent will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other

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expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.12(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Parent within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.12(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.12(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.12(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.12 of notice of the commencement of any action (including any governmental action), such indemnified party will if a claim in respect thereof is to be made against any indemnifying party under this Section 1.12, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party

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under this Section 1.12, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.12

                  (d) If the indemnification provided for in this Section 1.12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of Parent and Holders under this Section
1.12 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.13 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Parent to the public without registration, Parent agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by Parent for the offering of its securities to the general public,

                  (b) file with the SEC in a timely manner all reports and other documents required of Parent under the Act and the 1934 Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by Parent), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.14 Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to Section 1.6 may not be assigned by a Holder, without the prior written consent of Parent, which may be granted or withheld in its discretion.

         1.15 "Market Stand-Off" Agreement. Each Investor hereby agrees that, during the period of duration specified by Parent and an underwriter of Common Stock or other securities of Parent, following the effective date of a registration statement of Parent filed under the Act, it shall not, to the extent requested by Parent and such underwriter, directly or indirectly sell, offer to sell contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of Parent held by it at any time during such period except common stock included in such registration; provided, however, that:

                  (a) such agreement shall be applicable only to the first such registration statement of Parent which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                  (b) all officers and directors of Parent and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

                  (c) such market stand-off time period shall not exceed 180 days.

                  In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the Shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction.

         1.16 Termination of Registration Rights.

                  (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after six (6) years following the consummation of the sale of securities pursuant to a registration statement filed by Parent under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

                  (b) In addition, the right of any Holder to request inclusion in any registration pursuant to Section 1.6 shall terminate on the second anniversary of the closing of the first Parent-initiated registered public offering of Common Stock of Parent if all Shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90 day period, or on such date after the second anniversary of the closing of the first Parent-initiated registered public offering of Common Stock of Parent as all Shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90 day period; provided, however, that the provisions of this Section 1.16(b) shall not apply to any Holder who owns more than two percent (2%) of Parent's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of Parent.

         1.17 Acknowledgment of Previous Grants of Registration Rights. OPIS Investors acknowledge that Parent has previously granted registration rights relating to Common Stock of Parent, and that OPIS Investors' rights are subject to the rights of other rights holders.

                                    SECTION 2
                                  Miscellaneous

         2.1 Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

         2.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. "Holders" who are not parties to this Agreement, or successors or assigns of such parties, are not third party beneficiaries of this Agreement and may not enforce this Agreement without the prior written consent of Parent in its discretion.

         2.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Arizona as applied to agreements entered into and performed in the State of Arizona solely by residents thereof.

         2.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         2.5 Notices. Any notice required or permitted by this Agreement shall be in writing shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address set forth below such parties signature to this Agreement or at such other address for which such party gives notice hereunder. Any party giving notice of a change in address shall also concurrently deliver notice of such change to the Escrow Agent (as that term is defined in the Merger Agreement). Such notice shall be effective when received, but shall be deemed to have been received four (4) days after deposit in the mail, postage prepaid.

         2.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

         2.7 Amendment and Waiver. Any provision of this Agreement may be amended and any right waived with the written consent of Parent and the Holders of at least two-thirds (2/3rds) of the Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of the Shares and Parent. In addition, Parent may waive performance of any obligation owing to it, as to some or all of the Holders of the Shares, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Shares. In the event that an underwriting agreement is entered into between Parent and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

         2.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         2.10 Dispute Resolutions. The provisions of Section 13.5 of the Merger Agreement are hereby incorporated into this Agreement.

              [SIGNATURES APPEAR ON THE FOLLOWING SIGNATURE PAGES]

             [SIGNATURE PAGE TO THE OPIS INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties have this Agreement as of the date first above written.

                             SALESLOGIX CORPORATION


                             By:      /s/ Patrick M. Sullivan
                                      -----------------------------------------
                             Title:   President
                                      -----------------------------------------

                             8800 North Gainey Center Dr., Suite 200
                             Scottsdale, Arizona  85258


                             /s/Douglas J. Nicholas
                             --------------------------------------------------
                             DOUG NICHOLAS
                             26878 N. 73rd Street
                             Scottsdale, Arizona
                             [Address]


                             /s/   Susan Nicholas
                             --------------------------------------------------
                             SUSAN NICHOLAS
                             26878 N. 73rd Street
                             Scottsdale, Arizona
                             [Address]


                             /s/   Erich Lemke
                             --------------------------------------------------
                             ERICH LEMKE
                             574 Beachwood Drive
                             Cummmings, IA 50061
                             [Address]


                             IOWA SEED CAPITAL CORPORATION


                             By:  /s/  illegible
                                  ---------------------------------------------
                             Title:   President

                             200 East Grand Avenue, Suite 330
                             Des Moines, IA 50309

             [SIGNATURE PAGE TO THE OPIS INVESTOR RIGHTS AGREEMENT]

                             /s/    Saulene Richer
                             -------------------------------------------------
                             SAULENE RICHER
                             300 Walnut, Suite 215
                             Des Moines, IA 50309
                             [Address]


                             /s/   David C. Jackson
                             --------------------------------------------------
                             DAVID JACKSON
                             669 Polk Blvd
                             Des Moines, IA 50312
                             [Address]


                             /s/   Richard J. Allen
                             --------------------------------------------------
                             RICHARD ALLEN
                             917 South Kennedy Avenue, Box 15
                             Madrid, IA 50156
                             [Address]


                             /s/    Marge Bieler
                             --------------------------------------------------
                             MARGE BIELER
                             1445 Red Bud Way
                             Cumming, GA 30041
                             [Address]


                             /s/  Noel Nicholas
                             --------------------------------------------------
                             NOEL NICHOLAS
                             1448 48th Street
                             Des Moines, IA 50311
                             [Address]


                             /s/    Randy Pratti
                             --------------------------------------------------
                             RANDY PRATI
                             9601 Quail Run
                             Urbandale, IA 50322
                             [Address]

             [SIGNATURE PAGE TO THE OPIS INVESTOR RIGHTS AGREEMENT]

                             /s/   Norm Rice
                             --------------------------------------------------
                             NORM RICE
                             Rt 1 Box 59
                             Derby, IA
                             [Address]


                             /s/   Donna Zeephat
                             --------------------------------------------------
                             DONNA ZEEPHAT
                             1620 Danube Lane
                             Plano, TX 75075
                             [Address]


                             /s/   Paul Zimet
                             --------------------------------------------------
                             PAUL ZIEMET
                             1710 NW Pine
                             Ankeny, IA 50021
                             [Address]


                             /s/   Frank Russell
                             --------------------------------------------------
                             FRANK RUSSELL
                             13335 Lakeshore Drive
                             West Des Moines, IA 50325
                             [Address]


                             /s/    Craig Justice
                             --------------------------------------------------
                             CRAIG JUSTICE
                             1509 NE Trilein Drive
                             Ankeny, IA 50021
                             [Address]

             [SIGNATURE PAGE TO THE OPIS INVESTOR RIGHTS AGREEMENT]

                             DOMINION SECURITIES, INC.


                             By:      /s/  Steven S. Michalicek
                                      -----------------------------------------
                             Title:   President

                             211 First Avenue S.E.
                             Cedar Rapids, IA 52401

                             /s/   Steven S. Michalicek
                             --------------------------------------------------
                             STEVEN S. MICHALICEK
                             211 First Avenue S.E.
                             Cedar Rapids, IA 52401
                             [Address]

                             /s/   William R. Barnes
                             --------------------------------------------------
                             WILLIAM R. BARNES
                             669 35th Street SE
                             Cedar Rapids, IA 52403
                             [Address]


                             /s/    Michael Vasquez
                             --------------------------------------------------
                             MICHAEL VASQUEZ
                             2909 Southern Hills Circle
                             Des Moines, IA 50321
                             [Address]